UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2011

HANDY & HARMAN LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2011, the Board of Directors of Handy & Harman Ltd., a Delaware corporation (the “Company”), increased the number of authorized directors to nine and elected two new directors, Mitchell I. Quain and Jeffrey A. Svoboda, to fill the resulting vacancies.  Each of Messrs. Quain and Svoboda are to serve as a director of the Company until the next annual meeting of the Company’s stockholders and until his successor is duly elected and qualified.

Mr. Quain was also named to the Audit, Compensation and Nominating Committees of the Board of Directors.  After reviewing the qualifications of Mr. Quain, and any relationships he may have with the Company that might affect his independence from the Company, the Board of Directors has determined that Mr. Quain (1) satisfies the audit committee independence requirements of the NASDAQ Stock Market, (2) is financially literate, (3) is a “non-employee director,” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, and (4) is an “outside director,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.  In connection with Mr. Quain’s appointment as a director of the Company, on June 17, 2011 the Board of Directors also approved the grant of 1,000 shares of restricted stock under the Company’s 2007 Incentive Stock Plan, as amended.  These shares will vest on the earlier of one year from the date of grant or upon Mr. Quain ending his service as a director of the Company, subject to the terms thereof.

Mr. Quain, age 59, has been a Managing Director of One Equity Partners, a private investment firm, since 2009.  From 2006 through 2009, he was a Senior Director of ACI Capital Corp., a private investment firm.  From 2002 through 2005, Mr. Quain served as Chairman of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capacities, including Vice Chairman. Mr. Quain received a M.B.A. with Distinction from the Harvard Business School and is a Chartered Financial Analyst. Mr. Quain also serves as Chairman of the Board of Directors of MagneTek, Inc., a manufacturer of digital power and motion control systems, a director of Hardinge Inc., a global designer, manufacturer and distributor of machine tools, and a director of Titan International, Inc., a supplier of wheel and tire assemblies.

Mr. Svoboda, age 60, presently serves as Senior Vice President of the Company and President and Chief Executive Officer of Handy & Harman and Bairnco Corporation, wholly-owned indirect subsidiaries of the Company.

There are no arrangements or understanding between Messrs. Quain or Svoboda and any other person pursuant to which either was elected as a director of the Company.  There are no transactions, relationships or arrangements in which Messrs. Quain and Svoboda have an interest requiring disclosure under Item 404(a) of Regulation S-K.  A description of the compensation payable to members of the Company’s Board of Directors generally was included in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on April 29, 2011.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANDY & HARMAN LTD.

Dated: June 21, 2011	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer